UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2013

CENVEO, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

200 First Stamford Place, Stamford, CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 595−3000

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[   ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[   ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Cenveo, Inc. (the “Company”) has appointed Robert G. Burton, Jr. and Dr. Susan Herbst to the Board effective September 18, 2013.

Mr. Burton, Jr. has served as President of the Company since August 2011.  From December 2010 until August 2011, he served as President, Corporate Operations.  From September 2005 until December 2010, Mr. Burton, Jr. served as the Senior Vice President, Investor Relations.  From 2004 to September 2005, he was President of Burton Capital Management, LLC and was the primary investment officer before he joined the Company on September 12, 2005.  Mr. Burton, Jr. has over 16 years of business experience as an investor relations, M&A and financial professional.  He served as Senior Vice President, Investor Relations and Corporate Communications for Moore Wallace Incorporated (and its predecessor, Moore Corporation Limited) from December 2001 to May 2003.  Mr. Burton, Jr. earned a Bachelor of Arts degree from Vanderbilt University majoring in Economics with a minor in Business Administration.  Mr. Burton, Jr. is the son of Robert G. Burton, Sr., Chairman and CEO of the Company.

There were no changes to his employment agreement and no new grants or awards associated with this event.

Dr. Herbst is President of the University of Connecticut and serves on the Board of Directors of the American Council on Education.  She spent 14 years at Northwestern University, joining the faculty in 1989.  There, she held a variety of positions including Professor of Political Science and Communications Studies and Chair of the Department. She later served as Dean of the College of Liberal Arts at Temple University, Officer in Charge at The University at Albany, State University of New York, and Executive Vice Chancellor and Chief Academic Officer at The University System of Georgia.  Dr. Herbst is a graduate of the University of Southern California, Annenberg School for Communication, Los Angeles, where she earned her Ph.D. in Communication Theory and Research.  She earned her undergraduate degree in Political Science from Duke University.

There were no grants or awards issued to Dr. Herbst.

Item 7.01                      Regulation FD Disclosure

On September 18, 2013, the Company issued a press release announcing the matters described in Item 5.02 above.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act of 1934, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Cenveo, Inc. dated September 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 24, 2013

CENVEO, INC.

By:          /s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Cenveo, Inc. dated September 18, 2013